Exhibit 99.1

News Release

AMGEN TO ACQUIRE CHEMOCENTRYX FOR $4 BILLION IN

CASH

Acquisition Includes TAVNEOS® (avacopan), a First-in-Class Medicine for Patients With Serious Autoimmune Disease

Tavneos Adds to Amgen’s Decades-Long Leadership in Inflammation

and Nephrology

THOUSAND OAKS, Calif. and SAN CARLOS, Calif., Aug. 4, 2022 – Amgen (NASDAQ: AMGN) and ChemoCentryx, Inc., (NASDAQ: CCXI), a biopharmaceutical company focused on orally administered therapeutics to treat autoimmune diseases, inflammatory disorders and cancer, today announced that the companies have entered into a definitive agreement under which Amgen will acquire ChemoCentryx for $52 per share in cash, representing an enterprise value of approximately $3.7 billion.

“The acquisition of ChemoCentryx represents a compelling opportunity for Amgen to add to our decades-long leadership in inflammation and nephrology with TAVNEOS, a transformative, first-in-class treatment for ANCA-associated vasculitis,” said Robert A. Bradway, chairman and chief executive officer at Amgen. “We are excited to join in the TAVNEOS launch and help many more patients with this serious and sometimes life-threatening disease for which there remains significant unmet medical need. We also look forward to welcoming the highly skilled team from ChemoCentryx that shares our passion for serving patients suffering from serious diseases.”

“A fierce commitment to improving human lives is the bond that unites Amgen and ChemoCentryx today,” said Thomas J. Schall, Ph.D., president and chief executive officer of ChemoCentryx. “Last year, after 25 years of proud history, we at CCXI delivered on our founding promise with the approval of TAVNEOS for patients with anti-neutrophil cytoplasmic autoantibody-associated vasculitis (ANCA-associated vasculitis). It is an honor to now join Amgen’s great mission, and together begin a bright new era bringing landscape-shaping medicines like TAVNEOS to those who will benefit most.”

AMGEN TO ACQUIRE CHEMOCENTRYX FOR $4 BILLION IN CASH

TAVNEOS is an orally administered selective complement component 5a receptor inhibitor. It was approved by the U.S. Food and Drug Administration in October 2021 as an adjunctive treatment for adult patients with severe active ANCA-associated vasculitis, specifically granulomatosis with polyangiitis (GPA) and microscopic polyangiitis (MPA) (the two main forms of ANCA-associated vasculitis), in combination with standard therapy.

ANCA-associated vasculitis is an umbrella term for a group of multi-system autoimmune diseases with small vessel inflammation. Inflamed vessels may rupture or become occluded giving rise to a broad array of clinical symptoms and signs related to a systemic inflammatory response which may result in profound injury and dysfunction in the kidneys, lungs and other organs.

Amgen is a leader in inflammation and nephrology. The company’s inflammation portfolio includes Otezla®, ENBREL®, TEZSPIRE®, AMGEVITA™ (a biosimilar to HUMIRA®), RIABNI™ (a biosimilar to Rituxan®), and AVSOLA® (a biosimilar to REMICADE®). Amgen’s pipeline includes four innovative Phase 2 inflammation medicines – efavaleukin alpha for systemic lupus erythematosus and ulcerative colitis, ordesekimab for celiac disease, rocatinlimab for atopic dermatitis and rozibafusap alfa for systemic lupus erythematosus – as well as ABP 654, a biosimilar to STELARA® that is in Phase 3 development. Amgen’s nephrology portfolio includes EPOGEN®, Aranesp®, Parsabiv® and Sensipar®.

U.S. sales of TAVNEOS in the first quarter of 2022, the first full quarter of sales, were $5.4 million. TAVNEOS is also approved in major markets outside the U.S., including the European Union and Japan. Vifor Fresenius Medical Care Renal Pharma Ltd. will retain exclusive rights to commercialize TAVNEOS outside the U.S., except in Japan where Kissei Pharmaceutical Co., Ltd. holds commercialization rights and Canada where Otsuka Canada Pharmaceutical holds commercialization rights.

In addition to TAVNEOS, ChemoCentryx has three early-stage drug candidates that target chemoattractant receptors in other inflammatory diseases and an oral checkpoint inhibitor for cancer.

The transaction has been unanimously approved by each company’s board of directors. The transaction is subject to ChemoCentryx stockholder approval, regulatory approvals and other customary closing conditions, and is expected to close in the fourth quarter of 2022.

Amgen management will comment further on the ChemoCentryx transaction on its Q2 earnings call today.

PJT Partners acted as financial advisor to Amgen and Wachtell, Lipton, Rosen & Katz is serving as its legal advisor. Goldman Sachs & Co. LLC acted as financial advisor to ChemoCentryx, and Latham & Watkins LLP is serving as its legal advisor.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology

AMGEN TO ACQUIRE CHEMOCENTRYX FOR $4 BILLION IN CASH

pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

Amgen is one of the 30 companies that comprise the Dow Jones Industrial Average and is also part of the Nasdaq-100 index. In 2021, Amgen was named one of the 25 World’s Best Workplaces™ by Fortune and Great Place to Work™ and one of the 100 most sustainable companies in the world by Barron’s.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

About ChemoCentryx

ChemoCentryx is a biopharmaceutical company commercializing and developing new medications for inflammatory and autoimmune diseases and cancer. ChemoCentryx targets the chemokine and chemoattractant systems to discover, develop and commercialize orally administered therapies. In the United States, ChemoCentryx markets TAVNEOS® (avacopan), the first approved orally administered inhibitor of the complement 5a receptor as an adjunctive treatment for adult patients with severe active ANCA-associated vasculitis. TAVNEOS is also in late-stage clinical development for the treatment of severe hidradenitis suppurativa and C3 glomerulopathy (C3G). Additionally, ChemoCentryx has early-stage drug candidates that target chemoattractant receptors in other inflammatory and autoimmune diseases and in cancer. For more information about ChemoCentryx visit www.chemocentryx.com.

About TAVNEOS® (avacopan)

TAVNEOS (avacopan), approved by the FDA as an adjunctive treatment of ANCA-associated vasculitis, is a first-in-class, orally administered small molecule that employs a novel, highly targeted mode of action in complement-driven autoimmune and inflammatory diseases. While the precise mechanism in ANCA vasculitis has not been definitively established, TAVNEOS, by blocking the complement 5a receptor (C5aR) for the pro-inflammatory complement system fragment known as C5a on destructive inflammatory cells such as blood neutrophils, is presumed to arrest the ability of those cells to do damage in response to C5a activation, which is known to be the driver of ANCA vasculitis. TAVNEOS’s selective inhibition of only the C5aR leaves the beneficial C5a pathway through the C5L2 receptor functioning normally.

ChemoCentryx is also developing TAVNEOS for the treatment of patients with C3 glomerulopathy (C3G), severe hidradenitis suppurativa (HS) and lupus nephritis (LN). The U.S. Food and Drug Administration granted TAVNEOS orphan drug designation for ANCA-associated vasculitis and C3G. The European Commission has granted orphan medicinal product designation for TAVNEOS for the treatment of two forms of ANCA-associated vasculitis: microscopic polyangiitis and granulomatosis with polyangiitis (formerly known as Wegener’s granulomatosis), as well as for C3G.

About ANCA-Associated Vasculitis

ANCA-associated vasculitis is an umbrella term for a group of multi-system autoimmune diseases with small vessel inflammation. Inflamed vessels may rupture or become occluded giving rise to a broad array of clinical symptoms and signs related to a systemic inflammatory response which may result in profound injury and dysfunction in the kidneys, lungs and other organs. Prior to the approval of TAVNEOS, treatment for ANCA-associated vasculitis was limited to courses of non-specific immuno-suppressants (cyclophosphamide or rituximab), combined with the

AMGEN TO ACQUIRE CHEMOCENTRYX FOR $4 BILLION IN CASH

administration of daily glucocorticoids (steroids) for prolonged periods of time, which can be associated with significant clinical risk including death from infection.

U.S. PRESCRIBING INFORMATION

TAVNEOS (avacopan) is indicated as an adjunctive treatment of adult patients with severe active anti-neutrophil cytoplasmic autoantibody (ANCA)-associated vasculitis (granulomatosis with polyangiitis [GPA] and microscopic polyangiitis [MPA]) in combination with standard therapy including glucocorticoids. TAVNEOS does not eliminate glucocorticoid use.

IMPORTANT SAFETY INFORMATION

Contraindications

Serious hypersensitivity to avacopan or to any of the excipients

Warning and Precautions

Hepatotoxicity: Serious cases of hepatic injury have been observed in patients taking TAVNEOS, including life-threatening events. Obtain liver test panel before initiating TAVNEOS, every 4 weeks after start of therapy for six months and as clinically indicated thereafter. Monitor patients closely for hepatic adverse reactions, and consider pausing or discontinuing treatment as clinically indicated (refer to section 5.1 of the Prescribing Information). TAVNEOS is not recommended for patients with active, untreated and/or uncontrolled chronic liver disease (e.g., chronic active hepatitis B, untreated hepatitis C, uncontrolled autoimmune hepatitis) and cirrhosis. Consider the risk and benefit before administering this drug to a patient with liver disease.

Serious Hypersensitivity Reactions: Cases of angioedema occurred in a clinical trial, including one serious event requiring hospitalization. Discontinue immediately if angioedema occurs and manage accordingly. TAVNEOS must not be re-administered unless another cause has been established.

Hepatitis B Virus (HBV) Reactivation: Hepatitis B reactivation, including life threatening hepatitis B, was observed in the clinical program. Screen patients for HBV. For patients with evidence of prior infection, consult with physicians with expertise in HBV and monitor during TAVNEOS therapy and for six months following. If patients develop HBV reactivation, immediately discontinue TAVNEOS and concomitant therapies associated with HBV reactivation, and consult with experts before resuming.

Serious Infections: Serious infections, including fatal infections, have been reported in patients receiving TAVNEOS. The most common serious infections reported in TAVNEOS group were pneumonia and urinary tract infections. Avoid use of TAVNEOS in patients with active, serious infection, including localized infections. Consider the risks and benefits before initiating TAVNEOS in patients with chronic infection, at increased risk of infection or who have been to places where certain infections are common.

AMGEN TO ACQUIRE CHEMOCENTRYX FOR $4 BILLION IN CASH

Adverse Reactions

The most common adverse reactions (≥5% of patients and higher in the TAVNEOS group vs. prednisone group) were: nausea, headache, hypertension, diarrhea, vomiting, rash, fatigue, upper abdominal pain, dizziness, blood creatinine increased, and paresthesia.

Drug Interactions

Avoid coadministration of TAVNEOS with strong and moderate CYP3A4 enzyme inducers. Reduce TAVNEOS dose when co-administered with strong CYP3A4 enzyme inhibitors to 30 mg once daily. Monitor for adverse reactions and consider dose reduction of certain sensitive CYP3A4 substrates.

Please see Full Prescribing Information and Medication Guide.

Additional Information

This report may be deemed solicitation material in respect of the proposed acquisition of ChemoCentryx by Amgen. ChemoCentryx expects to file with the SEC a proxy statement and other relevant documents with respect to a special meeting of the stockholders of ChemoCentryx to approve the proposed merger. INVESTORS OF CHEMOCENTRYX ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHEMOCENTRYX, AMGEN AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by ChemoCentryx with the SEC at the SEC’s website at www.sec.gov, at ChemoCentryx’s website at https://chemocentryx.com or by sending a written request to ChemoCentryx at 835 Industrial Road, Suite 600, San Carlos, CA 94070, Attention: Legal.

Participants in the Solicitation

ChemoCentryx and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ChemoCentryx’s stockholders in connection with the proposed merger will be set forth in ChemoCentryx’s definitive proxy statement for its special stockholders meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed Merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend on or refer to future events or conditions, and include words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume” and “continue” as well as variations of such words and similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed acquisition of ChemoCentryx by Amgen (the “proposed transaction”); the prospective performance and outlook of ChemoCentryx’s business, performance and opportunities; any potential strategic benefits, synergies or opportunities

AMGEN TO ACQUIRE CHEMOCENTRYX FOR $4 BILLION IN CASH

expected as a result of the proposed transaction; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing.

These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements. There can be no guarantee that the proposed transaction will be completed, or that it will be completed as currently proposed, or at any particular time. Neither can there be any guarantee that Amgen or ChemoCentryx will achieve any particular future financial results, or that Amgen will be able to realize any of the potential strategic benefits, synergies or opportunities as a result of the proposed acquisition. In particular, our expectations could be affected by, among other things: the risk that the proposed transaction may not be completed in a timely manner or at all; the possibility that competing offers or acquisition proposals for ChemoCentryx will be made; the possibility that required regulatory, stockholder or other approvals or other conditions to the consummation of proposed transaction may not be satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect Amgen or ChemoCentryx or the expected benefits of the proposed transaction); regulatory actions or delays or government regulation generally, including potential regulatory actions or delays relating to the completion of the potential transaction; the occurrence of any event, change or other circumstance that could give rise to the right of Amgen or ChemoCentryx to terminate the definitive merger agreement governing the terms and conditions of the proposed transaction; effects of the announcement, pendency or consummation of the proposed transaction on ChemoCentryx’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to the diversion of management’s attention from ongoing business operations and opportunities; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the potential that the strategic benefits, synergies or opportunities expected from the proposed transaction may not be realized or may take longer to realize than expected; the successful integration of ChemoCentryx into Amgen subsequent to the closing of the proposed transaction and the timing, difficulty and cost of such integration; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and other risks and factors referred to from time to time in Amgen’s and ChemoCentryx’s filings with the Securities and Exchange Commission, including Amgen’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and ChemoCentryx’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, including those related to the uncertainties inherent in the research and development of new and existing healthcare products, including clinical and regulatory developments and additional analysis of existing clinical data; our ability to obtain or maintain proprietary intellectual property protection; safety, quality or manufacturing issues or delays; changes in expected or existing competition; and domestic and global trends toward health care cost containment, including government, payor and general public pricing and reimbursement pressures. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors. Amgen is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

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AMGEN TO ACQUIRE CHEMOCENTRYX FOR $4 BILLION IN CASH

Amgen, Thousand Oaks

Jessica Akopyan, 805-440-5721 (media)

Arvind Sood, 805-447-1060 (investors)

ChemoCentryx, San Carlos

Bill Slattery, Jr., 650-210-2970 (media/investors)